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                                                                    EXHIBIT 10.6

                                      NOTE

U.S.$25,000.00                                            Minneapolis, Minnesota
                                                                October 31, 1995

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay Randall
D. Otis the sum of Twenty Five Thousand and 00/100 ($25,000.00) Dollars, together with interest at the rate of 0% per annum as follows: The amount of $5,000.00 shall be paid on or before November 1, 1995; $10,000.00 shall be paid on or before November 1, 1996; and $10,000.00 shall be paid on or before November 1, 1997.
     Borrowers may prepay the principal amount outstanding in whole or in part. The Note holder may require that any partial prepayments (i) be made on the date installments are due and (ii) be in the amount of that part of one or more installments which would be applicable to principal. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.
     Presentment, notice of dishonor, and protest are herby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.
     If suit is brought to collect this Note, the Note holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.
     Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at the property address or to such other address as Borrower may designate by notice to the Note holder. Any notice to the Note holder shall be given by mailing such notice by certified mail, return receipt requested, to the Note holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Borrower.


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                                          National Gaming Companies, Inc.

                                          By /s/Craig Forsman
                                             ----------------------------
                                             Its   Chief Executive Officer

     National Lodging Companies, Inc. hereby guarantees the payments set forth above.
                                          National Lodging Companies, Inc.

                                          By /s/Terrance P. DeRoche
                                             ----------------------------
                                             Its   President